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                                                                    Exhibit 11.0


Panorama International Productions, Inc.
Computation of Earnings per Share


                                                                                                            For the period
                                                                                                                 from
                                                                                                             September 22,
                                                                                              Year Ended        1995 to
                                                                                             December 31,    December 31,
                                                                                                 1996            1995
                                                                                             ------------   --------------
Common shares outstanding at the end of the period .......................................     2,810,803        2,505,684
Net effect of dilutive stock issued to the former owner or Cinescope Enterprises, Inc. ...        17,982           17,982
Net effect of dilutive stock options to the founder of the Company .......................       205,255          205,255
Stock issued in 1996 below initial public offering price .................................            --          305,119
Additional shares issued to the former owners of The Sierra Press, Inc. ..................       157,895          157,895
                                                                                              ----------       ----------
Weighted average shares outstanding ......................................................     3,191,935        3,191,935
                                                                                              ==========       ==========

Net income ...............................................................................    $  127,000       $   14,000
                                                                                              ==========       ==========

Earnings per share .......................................................................     $    0.04       $     0.00
                                                                                              ==========       ==========
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